EXHIBIT 3.1: Articles of Incorporation - GreenStart, Inc.

                           ARTICLES OF INCORPORATION
                                      OF
                               GREENSTART, INC.


KNOW ALL MEN BY THESE PRESENTS:

That the undersigned, for the purpose of forming a corporation under and by virtue of the laws of the State of Nevada, do hereby adopt the following Articles of Incorporation.

I.     Name of Company:

GREENSTART, INC.

2.     Resident Agent: DeJoya Griffith & Company

The Resident Agent of the company is:

DeJoya Griffith & Company
2580 Anthem Village Drive
Henderson, NV 89052

3.     Nature of the Business

Generally, to carry on any lawful business or businesses, and to engage in any and every line of activity and business enterprises which the Board of Directors may, from time to time, deem to be reasonably incident to any of the objects and purposes above-named, or to be beneficial or helpful to the interest of this Corporation, or which may be calculated, directly or indirectly, to enhance the value of its property, and to carry on any and all of the business and other operations in any county, country, state, province, territory or place in the world, and to establish head and branch offices and places of business wherever it may deem advisable, and to do any and all of the matters and things hereinabove set forth to the extent that natural persons might or could do, and in any part of the world, either as persons, agents, contractors, trustees or otherwise, alone or in the company of others.

4.     Board of Directors:

The company shall initially have one (1) director. These individuals shall serve as directors until their successor or successors have been elected and qualified. The number of directors may be increased or decreased by a duly adopted amendment to the By-Laws of the Corporation, and without the necessity of amending these Articles of Incorporation. A majority of the directors in office, present at any meeting of the Board of Directors duly called, whether physically or telephonically present, whether regular or special, shall always constitute a quorum of the transaction of business, unless the bylaws shall otherwise provide.

The names and mailing addresses of the initial directors are:

Mit Ebeling  1973 E Regal Stream Cove  Salt Lake City, UT 89121

5.     Authorized Shares:

The aggregate number of shares which the Corporation shall have authority to issue shall consist of 45,000,000 shares of Common Stock having a $.001 par value. The Common Stock of the Company may be issued from time to time without prior approval by the stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors may issue such shares of Common Stock in one or more series, with such voting powers, designations, preferences and rights or qualifications, limitations or restrictions thereof as shall be stated in the resolution of resolutions.

6.     Preemptive Rights and Assessment of Shares:

Holders of Common Stock of the Corporation shall not have any preference, preemptive right or right of subscription to acquire shares of the Corporation authorized, issued, or sold, or to be authorized, issued or sold, or to any obligations or shares authorized or issued or to be authorized or issued or to be authorized or issued, and convertible into shares of the Corporation, nor to any right of subscription thereto, other than to the extent, if any, the Board of Directors in its sole discretion, may determine from time to time.

7.     Director's and Officer's Liability:

A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve international misconduct, fraud or a knowing violation of the law or (ii) the unlawful payment of dividends. Any repeal or modification of the Article by stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts of omissions prior to such repeal of modification.

8.     Indemnity:

Every person who was or is a party to, or is threatened to be made a party to, or is involved in any such action, suit or proceeding, whether civil, criminal, administrative or investigative, by the reason of the fact that he or she or a person with whom he or she is a legal representative, is or was a director of the Corporation, or who is serving at the request of the Corporation as a director or officer of another corporation, or is a representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines, and amounts paid or to be paid in a settlement) reasonably incurred or suffered by him or her in connection therewith. Such right of indemnification shall be a contract right and which may be enforced in any manner desired by such person. The expenses of officers and directors incurred in defending a civil suit or proceeding must be paid by the Corporation as incurred and in advance of the final disposition of the action, suit, or proceeding, under receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right of such directors, officers or representatives may have or hereafter acquire, and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this article

Without limiting the application of the foregoing, the Board of Directors may adopt By-Laws from time to time without respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase or maintain insurance on behalf of any person who is or was a director or officer.

9.     Amendments:

Subject at all times to the express provisions of Section 4 on the Assessment of Shares, this Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its By-Laws, in the manner now or hereafter prescribed by statute or the Articles of Incorporation of said By-Laws, and all rights conferred upon shareholders are granted subject to this reservation.

10.    Power of Directors:

In furtherance, and not in limitation of those powers conferred by statute, the Board of Directors is expressly authorized in the following, including, but not limited to:

(a) Subject to the By-Laws, if any is adopted by the shareholders, to make, alter or repeal the By-Laws of the corporation;

(b) To authorize and cause to be executed mortgages and lines, with our without limitations as to the amount, upon the real and personal property of the corporation;

(c) To authorize the guaranty by the Corporation of the securities, evidences of indebtedness and obligations of other persons, corporations or business entities;

(d) To set apart out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve;

(e) By resolution adopted by the majority of the whole Board, to designate one or more committees to consist of one or more Directors or the Corporation, which, to the extent provided on the resolution or in the By-Laws of the Corporation, shall have and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have name and names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors. All the corporate powers of the Corporation shall be exercised by the Board of Directors except as otherwise herein or in the By-Laws or by law.

11.    Length of Existence.

This Corporation shall have perpetual existence.

Signature of Incorporator:

Name:      Mit Ebeling
Address:   307 W 200 S Ste 3006
Salt Lake City, UT 84101

       By: /s/ Mit Ebeling
       -------------------------
       Mit Ebeling, Incorporator

Certificate of Acceptance of Appointment of Resident Agent:

Jason Griffith, hereby accepts appointment as Resident Agent for the above-named corporation.

       By: /s/ Jason Griffith
       -------------------------
       Jason Griffith for
       DeJoya Griffith & Company
       2580 Anthem Village Drive, Henderson, NV 89052
       Resident Agent